Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 29, 2016, with respect to the consolidated financial statements and schedule included in the Annual Report of Cogentix Medical, Inc. and subsidiaries on Form 10-K for the nine months ended December 31, 2015.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Cogentix Medical, Inc. on Form S-8 (File No. 333-203135).

/s/ Grant Thornton LLP

Minneapolis, Minnesota
March 29, 2016